EXHIBIT 11.1

                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                Three Months Ended
                                                               Sept. 26,   Sept. 27,
                                                                 1997        1996
                                                                -------    -------
Primary
  Average shares outstanding ...............................     11,915     12,462
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using average market price ...............        250        750
                                                                -------    -------

         Total .............................................     12,165     13,212
                                                                =======    =======

Net income .................................................    $ 1,596    $ 1,247
                                                                =======    =======

Net income per share .......................................    $   .13    $   .09
                                                                =======    =======



Fully Diluted
  Average shares outstanding ...............................     11,915     12,462
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using the higher of average
     or ending market price ................................        436        750
                                                                -------    -------

         Total .............................................     12,351     13,212
                                                                =======    =======

Net income .................................................    $ 1,596    $ 1,247
                                                                =======    =======

     Net income per share ..................................    $   .13    $   .09
                                                                =======    =======